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                                                                       Exhibit 2

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of the 17th day of April, 1998, by and between PREMIUM HOLDINGS, INC. a Nevada corporation ("Buyer") and NATIONAL HEALTH AND SAFETY CORPORATION, a Utah corporation ("Seller" or "Company").

                                     RECITAL

        WHEREAS, Seller desires to sell to the Buyer, and the Buyer desires to purchase from Seller, 14,750,000 shares of the common stock of the Company on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and subject to the conditions hereinafter set forth, the parties agree as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, and in consideration for $.001 cents per share and the consulting and advisory services, including without limitation mezzanine financing, provided by Buyer to the Company, services which the Company affirmatively acknowledges were of immense and considerable value to the ongoing operation of the Company, all of which constitutes a recital under California Evidence Code Section 622, the Buyer agrees to buy and the Seller agrees to sell to the Buyer 14,750,000 shares of the common stock of the Company (the "Shares"), free and clear of all liens, claims, security interests and other rights or interests.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. Buyer represents, warrants and covenants to Seller as follows:

        2.1 Authority. If the Buyer is a corporation, partnership, trust or other entity, it is authorized and qualified to become a shareholder and is duly organized, validly existing and in good standing under the laws of the state of it's incorporation. The Buyer has not been formed for the purpose of acquiring the Shares and the Buyer has all requisite corporate power and authority necessary to enter into this Agreement and perform its obligations hereunder.

        2.2 Experience. The Buyer has such knowledge or experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has evaluated the merits and risks of making an investment in the Shares and has determined that the Shares are a suitable investment.

        2.3 Investment Intent. The Buyer is purchasing the Shares for the Buyer's own account and without any present view toward the resale or other distribution thereof; the Buyer understands that he must bear the economic risk of an acquisition of Shares for an indefinite period of time. The Buyer has been advised and is aware that: (i) it may not be readily possible to liquidate the Buyer's investment; (ii) the Shares have not been registered under the Securities Act of 1933, as amended ("1933 Act") and the applicable state securities laws, and, therefor, cannot be sold unless they are


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subsequently registered under the 1933 Act and the applicable state securities laws; (iii) Rule 144 under the 1933 Act will not be available as a basis for exemption from the registration of the Shares under the 1933 Act except to the extent that subsection (e) or (k) of Rule 144 may be available after the requisite holding period; and (iv) a notation of the restrictions on transferability of the Shares will be made in the appropriate records of the Seller.

        2.4 Opportunity. During the course of this transaction and prior to the date hereof, the Buyer has had the opportunity to ask questions of and receive answers from the Seller concerning the Seller and its affiliates, and the terms and conditions of the offering of the Shares.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents, warrants and covenants to the Buyer as follows:

        3.1 Good Title. Upon the sale and issuance of the Shares pursuant to the provisions of this Agreement, the Buyer will receive good and marketable title to all of said Shares, free and clear of all liens, claims, security interests, options, purchase rights, charges and restrictions (other than those required by applicable state and federal securities laws), and the Seller is not a party to or bound by any agreement, obligation, commitment, order, judgment or decree which prohibits the execution of this Agreement or which would prohibit or restrict in any manner the transfer of the Shares in the manner contemplated hereby.

        3.2 Due Authorization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Upon filing by the Company of its Amendment to Articles of Incorporation, Seller will have all requisite corporate power and authority, and will have received all statutory and regulatory consents and approvals necessary, to enter into this Agreement and perform its obligations hereunder. Upon filing of the Amendment to the Articles of Incorporation, Seller will have taken all corporate action required for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. Further, all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the delivery of the Shares. The Shares are not subject to any preemptive rights or rights of first refusal. This Agreement constitutes, and each other such document, certificate or instrument executed in connection with this Agreement when executed and delivered will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. Upon the issuance of the Shares, such Shares shall be duly and validly authorized and issued, and will be fully paid and non-assessable and issued in full compliance with all federal, state and local laws, rules, regulations and ordinances.

        3.3 Financial statements. The Company's financial statements over the past 3 years have been prepared in accordance with generally accepted accounting principles consistently followed throughout this period and fairly presents the financial condition of the Company.

        3.4 Consents and Approvals; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions, constitute a default under or conflict with any agreement,


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indenture or other instrument to which the Company is a party or by which it is bound, the Articles of Incorporation or Bylaws of the Company, and judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or the common stock of the Company or any law, rule or regulation applicable to the Company or the common stock of the Company. No consent, approval or authorization of or declaration, filing or registration with any governmental or regulatory authority or any other person (either government or private) is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described herein.

        3.5 Capitalization and Stockholdings. As of the date of this Agreement, the authorized capitalization of the Company consists of 50,000,000 shares of common stock and 14,636 shares of preferred stock. As of the date of this Agreement and prior to giving effect to the transaction contemplated hereby, the Company has issued and outstanding only 37,124,961 shares of common stock, all of which are duly and validly authorized and issued, and are fully paid and non-assessable and were issued in full compliance with all federal, state and local laws, rules, regulations and ordinances. The Company further represents and warrants that upon filing of the Amendment it will have a sufficient number of authorized but unissued shares of common stock to consummate the transactions contemplated by this Agreement. Further, the Company represents and warrants that of the Convertible Debentures described in Note 6 of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, debentures equal to $125,000 has not been converted or repaid, however the Company has an executed agreement that grants it the right to repurchase the unconverted debentures at a ten percent (10%) premium. No other such convertible debentures are outstanding as of the date hereof.

        3.6 Exemption. The transfer and conveyance of the Shares, pursuant to the terms of this Agreement, is exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and from the qualification requirements of the securities law of New York and California. The Company agrees, immediately after the delivery of the Shares hereunder, to prepare and cause to be filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2, or another appropriate form pursuant to the provisions of the Securities Act of 1933 as Amended, relating to the registration of the Shares. The Company agrees that it will file such registration statement with the Commission within thirty (30) days from delivery of the Shares, and will use its best efforts to facilitate the effectiveness of the registration statement as soon as practical, and no event later than 120 days from such delivery.

4. INDEMNIFICATION.

        4.1 Survival of Representations. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

        4.2 Seller's Indemnity of Buyer. The Seller shall indemnify, defend and hold harmless the Buyer and any person directly or indirectly controlling or controlled by the Buyer and its/their respective directors, officers, employees, agents and representatives from and against any and all


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losses, costs, claims, damages, expenses or liabilities (including, without limitation, reasonable attorneys' fees and expenses of investigation) to which the Buyer or such person may become subject as a result of the untruth of any representation or the breach of any warranty or covenant contained in this Agreement, or otherwise arising from the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby by Seller or the performance by the Seller of its obligations hereunder .

5. CLOSING CONDITIONS. The obligation of the Buyer to consummate the transactions contemplated hereby are subject to the following:

        5.1 Delivery of Stock Certificates Representing the Shares. The Seller will deliver to the Buyer, upon the filing of the Amendment, the original stock certificate(s) representing the Shares.

        5.2 Authority. Any actions required to be taken by, or on the part of the Company to authorize the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Board of Directors of the Company.

6. COVENANTS OF THE COMPANY.

        6.1 Election of Directors. So long as at least one-half of the Shares issued hereunder (as appropriately adjusted for recapitalizations) are held of record by the Buyer, (a) the Seller agrees that in any election of a director or directors of the Company, it shall recommend to the shareholders of the Company to vote their shares of capital stock of the Company in such a manner that immediately after such election the Company's Board of Directors shall be comprised of at least fifty percent (50%) of Buyer's representatives; provided, however, that in the event the Company's management's seeks to obtain an independent member of the Board, Buyer's representatives shall hold no less than the number of seats as that held by the Company's management ; (b) the Company will use its best efforts to cause Buyer's representatives to be elected to the Company's Board of Directors; and (c) in the event of any vacancy on the Board of Directors, the Company and the Buyer will use their best efforts to fill the vacancy such that the Board will include Buyer's representatives in at least the percentage as set forth herein.

        6.2 Amendment to Organizational Documents. The Company covenants and agrees, as soon as practicable, to amend its organizational documents to authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

7. MISCELLANEOUS.

        7.1 Costs. Each party hereto shall bear, pay and discharge all of its respective expenses incurred in connection with the execution and performance of this Agreement, except as otherwise provided specifically herein.

        7.2 Successors and Assigns; Amendment and Waiver; Third Parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. The provisions of this Agreement may not be amended or waived except by a written instrument signed by each of the


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parties hereto. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.3 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties irrevocably (i) submit to the exclusive jurisdiction of the state courts of the State of California over any action or proceeding arising out of a breach of this Agreement, (ii) agree that all claims in respect of such action or proceeding may be heard and determined in such courts, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient or inappropriate forum to the maintenance of such action or proceeding, (iv) agree that any communication given in accordance with Section 7.6, to the fullest extent permitted by law, shall be taken and held to be valid personal service and personal delivery to such party for the purposes set forth in this Section, and (v) waive any defense based on lack of personal jurisdiction for any such purpose.

        7.4 Legal Action and Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the non-prevailing party its reasonable expenses, including but not limited to its reasonable attorneys' fees.

        7.5 Headings. The headings of the sections of this Agreement are for convenience only and shall not determine the interpretation of this Agreement.

        7.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, 24 hours after transmission by telecopy, telex, or five (5) days after deposit in the United States mail by registered or certified mail, addressed as set forth below or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

           If to Seller:       National Health and Safety Corporation
                               730 Louis Drive
                               Warminster, Pennsylvania 18974
                               ATTENTION:  DENNIS BOWERS

           If to Buyer:        Premium Holdings, Inc.
                               c/o 9000 Sunset Boulevard, Suite 500
                               Los Angeles, California 90069
                               ATTN:  MITCHELL J. STEIN

        7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.8 Legal Advice. The parties hereby acknowledge that they have received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the related documents affecting this transaction. Prior to the execution of this Agreement, each of the parties' attorney reviewed this Agreement and discussed the Agreement with such party, and


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each party made all desired changes. Each of the parties and their attorneys have made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto as they deemed necessary. Each of the parties certifies that it has read this Agreement, and fully understands this Agreement and that it has executed it voluntarily, free of any duress, force or undue influence of any party or any person.

        7.9 Integration. The making, execution and delivery of this Agreement by the parties hereto has not been induced by any representations, statements, warranties or agreements other than those specifically expressed in this Agreement. This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof. Other than the terms expressly set forth in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the capital stock which is the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.


           SELLER:                   NATIONAL HEALTH AND SAFETY CORPORATION



                                     By: /s/ DENNIS BOWERS
                                        ____________________________________
                                        Dennis Bowers
                                        Its: President


           BUYER:                    PREMIUM HOLDINGS, INC.



                                     By: /s/ MITCHELL J. STEIN
                                        ____________________________________
                                        Mitchell J. Stein
                                        Its: President


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